SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Atheros Communications, Inc.

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These Definitive Additional Materials are being filed with the Securities and Exchange Commission, or SEC, in connection with certain litigation relating to the Agreement and Plan of Merger, or the Merger Agreement, dated as of January 5, 2011, by and among QUALCOMM Incorporated, or QUALCOMM, T Merger Sub, Inc., or Merger Sub, a wholly owned subsidiary of QUALCOMM, and Atheros Communications, Inc., or Atheros. On February 11, 2011, Atheros filed a definitive proxy statement, or the Proxy Statement, in connection with the proposed merger, or the Merger, of Merger Sub with and into Atheros pursuant to the terms of the Merger Agreement. These Definitive Additional Materials supplement the disclosures made in the Proxy Statement, and should be read along side the Proxy Statement. To the extent that information herein differs from or updates information contained in the Proxy Statement, the information contained herein is more current. Any defined terms used but not defined herein shall have the meanings set forth in the Proxy Statement.

These supplemental disclosures to the Proxy Statement are dated March 7, 2011

SUPPLEMENT TO PROXY STATEMENT

In connection with the Delaware Court of Chancery’s March 4, 2011 order referenced in these Definitive Additional Materials, Atheros is making the following supplemental disclosures to the Proxy Statement. This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein shall have the meanings set forth in the Proxy Statement.

The Merger—Legal Proceedings Regarding the Merger

As previously disclosed on pages 2, 47 and 48 of the Proxy Statement, beginning on January 5, 2011, several purported class action lawsuits were filed in the Superior Court of California, Santa Clara County and in the Court of Chancery of the State of Delaware against us, our officers and directors, QUALCOMM and Merger Sub. The first full paragraph on page 48 of the Proxy Statement is hereby supplemented to state that the lawsuits filed in the Court of Chancery have been consolidated. On February 25, 2011, plaintiffs in that consolidated action filed a motion for a preliminary injunction seeking to enjoin any stockholder vote on the Merger and to require Atheros to make additional disclosures. The defendants responded to that motion on February 27, 2011, and plaintiffs filed a reply memorandum in support of that motion on February 28, 2011. A hearing on that motion was held on March 1, 2011.

Following the hearing, on March 4, 2011, the Court of Chancery issued an order preliminarily enjoining Atheros and its directors from conducting or allowing a vote by Atheros’ stockholders on the proposed Merger. The order may be vacated upon demonstration that Atheros has provided its stockholders the curative disclosures identified by the Court of Chancery in its memorandum opinion and is conditioned on plaintiffs posting a bond in the sum of $25,000. In its memorandum opinion, the Court of Chancery held that (i) plaintiffs failed to demonstrate a reasonable probability of success on the merits of their claims challenging the adequacy of the Merger consideration and the Atheros Board of Directors’ process in negotiating and approving the Merger, (ii) plaintiffs demonstrated a reasonable probability of success on their claim that the Proxy Statement should disclose additional details concerning the contingent fee arrangement by which Qatalyst Partners will be compensated and on their claim that the Proxy Statement should disclose the date on which Dr. Barratt learned from QUALCOMM that it intended to employ him after the Merger closed and (iii) plaintiffs failed to demonstrate a reasonable probability of success on the merits of their claims that the Proxy Statement contains other material misstatements or omissions.

In accordance with the Court of Chancery’s March 4, 2011 order, the Special Meeting will be convened on March 7, 2011 and will be adjourned without a vote on the proposed Merger. The special meeting will be reconvened on March 18, 2011 at 1:00 p.m., Pacific Time, at our offices located at 1700 Technology Drive, San Jose, California 95110. If the Court of Chancery does not lift the preliminary injunction enjoining a vote on the proposed Merger prior to our reconvened Special Meeting on March 18, 2011, then we will have to also adjourn the March 18, 2011 meeting.

Certain plaintiffs in the lawsuits filed in the Superior Court of California, Santa Clara County have filed motions to consolidate related actions and appoint lead counsel, which motions are currently pending.

On February 10, 2011, a purported class action lawsuit was filed in the U.S. District Court for the Northern District of California, San Jose Division, against us, our directors, QUALCOMM and Merger Sub. That complaint alleges, among other things, that (1) Atheros and our directors violated sections 14(a) and 14(e) of the Exchange Act by filing an inaccurate or incomplete preliminary proxy statement on February 1, 2011, or the Preliminary Proxy Statement, (2) our directors violated Section 20(a) of the Exchange Act in connection with such alleged inaccurate or incomplete disclosures by virtue of their positions as officers and/or directors of Atheros, (3) our directors breached their fiduciary duties by (a) approving the Merger and merger consideration that plaintiff contends offers an insufficient premium over the recent trading value of our stock and fails to value Atheros’ growth prospects, (b) employing a process in approving the Merger that suffered from conflicts of interest and inadequately considered potential acquirors, and (c) failing to disclose all material information in the Preliminary Proxy Statement, and (4) we and QUALCOMM aided and abetted our directors’ fiduciary breaches. The complaint seeks, among other things, an injunction enjoining defendants from consummating the Merger without additional disclosures and a process on the best possible terms for the stockholders, rescission of any implemented merger, an accounting for damages suffered, and costs and attorneys’ fees. On February 15, 2011, plaintiff filed a motion for a preliminary injunction seeking to enjoin any stockholder vote on the Merger pending further action by the board to shop Atheros and disclose additional information, among other things. Defendants responded to the motion on February 22, 2011, and plaintiff filed a reply memorandum in support of the motion on February 24, 2011. A hearing on that motion was held on March 3, 2011. On March 4, 2011, the court entered an order staying plaintiff’s claims for breach of fiduciary duty and denying plaintiff’s motion for a preliminary injunction.

The stockholder lawsuits described above, and described in the Proxy Statement, remain pending.

The Merger—Background of the Merger

The third full paragraph on page 17 of the Proxy Statement is hereby supplemented to clarify that in November 2010, Qatalyst Partners provided a draft engagement letter for Atheros’ consideration, which was later negotiated by the parties, approved by a committee of our Board of Directors and signed on December 28, 2010, with an effective date of November 15, 2010.

The second paragraph on page 18 of the Proxy Statement contains disclosure regarding a meeting between representatives of Atheros and QUALCOMM on October 29, 2010. That disclosure is hereby supplemented to clarify that, starting as early as the summer of 2010, Atheros and QUALCOMM had communications regarding QUALCOMM’s interest in retaining Atheros’ management in the event of a business combination. During the meeting on October 29, 2010, Mr. Mollenkopf informed Dr. Barratt that QUALCOMM wanted to retain Dr. Barratt in the event of a business combination, and that Dr. Barratt could potentially have a role running a business unit of QUALCOMM that would include the former Atheros business. However, prior to the December 14, 2010 meeting between Dr. Barratt and members of QUALCOMM management, neither Dr. Barratt nor any other Atheros employee, board member or advisor had any discussions with QUALCOMM regarding the specific financial terms of Dr. Barratt’s or any other member of management’s potential employment by QUALCOMM.

The third paragraph on page 18 of the Proxy Statement contains disclosure regarding a conversation between Mr. Mollenkopf and Dr. Barratt on November 8, 2010 during which Mr. Mollenkopf made an initial proposal by QUALCOMM to acquire Atheros. That disclosure is hereby supplemented to state that in that conversation on such date, Dr. Barratt asked Mr. Mollenkopf how QUALCOMM intended to treat Atheros employee stock options and other employee equity awards. Mr. Mollenkopf responded by email on November 12, 2010 stating that QUALCOMM had given the subject some initial thought but that, given the early stage of the discussions, additional work needed to be completed on the QUALCOMM side. In that e-mail, Mr. Mollenkopf further noted that he, however, expected that QUALCOMM would take a customary approach to handling such employee equity matters, that QUALCOMM considered the Atheros team to be a critical part of its strategy, and that it would be QUALCOMM’s intent to ensure that everybody was treated fairly and with proper incentives in place going forward.

The fourth full paragraph on page 22 of the Proxy Statement is hereby supplemented to clarify that during the discussions between Atheros and QUALCOMM both before and after November 8, 2010, when QUALCOMM communicated its initial proposal to acquire Atheros, Mr. Mollenkopf communicated to Dr. Barratt that it would be important to QUALCOMM, if any such transaction were to occur, for Atheros management, including Dr. Barratt, to remain part of the combined company after closing. However, prior to the December 14, 2010 meeting between Dr. Barratt and members of QUALCOMM management, neither Dr. Barratt nor any other Atheros employee, board member or advisor had any discussions with QUALCOMM regarding the specific financial terms of Dr. Barratt’s or any other member of management’s potential employment by QUALCOMM.

The Merger—Opinion of Atheros’ Financial Advisor

The above titled subsection of the Proxy Statement beginning on page 28 is amended and supplemented as set forth below:

Miscellaneous

The second full paragraph on page 35 of the Proxy Statement contains disclosure regarding the Qatalyst Partners engagement letter. That disclosure is hereby supplemented to state that, under the terms of its engagement letter, Qatalyst Partners is entitled to be paid an aggregate fee of $24,000,000, plus $7,500 for every $0.01 of per share cash consideration paid for Atheros’ capital stock above $45.00 per share, for providing Atheros with financial advisory services in connection with the proposed Merger. As a part of the aggregate fee due to Qatalyst Partners, $3,000,000 is payable in connection with the rendering of the fairness opinion of which $500,000 became due and payable upon delivery of the fairness opinion. A total of $23,500,000, including the remaining $2,500,000 relating to the fairness opinion and the balance of the Qatalyst Partners fee for advisory services, is contingent, and will only be paid to Qatalyst Partners upon completion of the Merger. Atheros has also agreed to reimburse Qatalyst Partners for its expenses, including the fees and expenses of its legal counsel, incurred in performing Qatalyst Partners’ services. In addition, Atheros has agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities and expenses related to or arising out of Qatalyst Partners’ engagement.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the proposed Merger, Atheros has filed the Proxy Statement and other relevant materials with the SEC. On or about February 14, 2011 and March 7, 2011, Atheros began mailing the Proxy Statement and these Definitive Additional Materials, respectively, to stockholders of record as of the close of business on February 9, 2011. Before making any voting decision with respect to the proposed Merger, stockholders of Atheros are urged to read the Proxy Statement as supplemented by the disclosures made in this document, and other relevant materials that we may file in the future with the SEC because they contain important information about the proposed Merger. The Proxy Statement, these Definitive Additional Materials and any other documents filed by Atheros with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or from Atheros at www.atheros.com or by contacting Atheros Investor Relations at: david.allen@atheros.com or 408-830-5762.

We are subject to the informational requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

The information contained herein speaks only as of March 7, 2011 unless the information specifically indicates that another date applies.

The information contained herein does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of the information herein should not create an implication that there has been no change in our affairs since the date hereof or that the information herein is correct as of any later date.

Stockholders should not rely on information other than that contained in the Proxy Statement as supplemented hereby. We have not authorized anyone to provide information that is different from that contained in the Proxy Statement as supplemented hereby.

If you have questions about the Special Meeting or the Merger, or if you would like additional copies of the Proxy Statement or the proxy card, you should contact Atheros Communications, Inc., 1700 Technology Drive, San Jose, California 95110, Attention: Secretary. You may also call our proxy solicitor, Georgeson Inc., toll-free at 866-296-5716 or 212-440-9800.

Atheros and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Atheros’ stockholders in favor of the proposed Merger. A list of the names of Atheros’ executive officers and directors and a description of their respective interests in Atheros are set forth in the Proxy Statement, and in any documents subsequently filed by its executive officers and directors under the Securities Exchange Act of 1934. Certain executive officers and directors of Atheros have interests in the proposed Merger that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits they may receive in connection with the proposed Merger are described in the Proxy Statement which may be obtained free of charge from the sources indicated above.